Exhibit 10.2

HOLOGIC, INC.

AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.

    The Hologic, Inc. 2012 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Hologic, Inc. (the "Company") and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's $.01 par value common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code and applicable guidance and regulations issued thereunder.

2.    Eligible Employees.

    (a)    All employees of the Company or any of its participating subsidiaries who are employed before the first day of the applicable Offering Period (as defined below) shall be eligible to receive options under this Plan to purchase the Company's Common Stock.

    (b)    The following employees shall not be eligible to participate in the Plan (i) any employee whose customary employment is for not more than twenty (20) hours per week and (ii) any employee if immediately after the option is granted, would own Common Stock equal to five (5%) percent (including shares subject to such option) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

3.    Stock Subject to the Plan.

    The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued Common Stock, treasury shares or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 8,500,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, and the like. The 2008 Amended and Restated Employee Stock Purchase Plan (the “Prior Plan”) shall terminate upon the expiration of the Offering Period under the Prior Plan that is in process at the time of the stockholder approval of this Plan. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.    Offering Periods and Stock Options.

    (a)    Six month periods during which payroll deductions will be accumulated under the Plan ("Offering Periods") will include the periods (i) beginning January 1 and ending on the following June 30 and (ii) beginning July 1 and ending on the following December 31. The first Offering Period under this Plan shall commence on July 1, 2012. In addition, the Committee may in its sole and absolute discretion provide for additional Offering Periods provided that such Offering Period shall not exceed twenty-seven (27) months or any other limitation imposed by Section 423 of the Code. Deductions shall only be made from regularly scheduled payroll distributions occurring within the Offering Period. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Section.

    (b)    On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan calculated to be the whole number quotient of his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Section 8 hereof) divided by the Option Exercise Price; provided that (i) such employee remains eligible to participate in the Plan throughout such Offering Period and (ii) that for such employee, the maximum number of shares of Common Stock subject to such option shall not exceed 500, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, and the like. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

    (c)    For purposes of this Plan, the term "fair market value" on any date means, if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on such date on such exchange or as reported on NASDAQ or, if the Common Stock is traded in the over-the-counter securities market, the average of the high and low bid quotations for the Common Stock on such date, each as published in the Wall Street Journal. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the closing price on the immediately preceding business day on which shares of Common Stock are traded.

    (d)    For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed.

    (e)    No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds, during any calendar year, $25,000 of the fair market value of such stock (to be calculated based on the fair market value of the stock at the Offering Period Commencement Date for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.    Exercise of Option.

    Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Section 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 500 shares of Common Stock on any Offering Termination Date, subject to limitations set forth in Section 4(e). If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6.    Authorization for Entering Plan.

    (a)    An eligible employee may enter the Plan by filling out, signing and delivering, either in writing or electronically to the extent permitted by the Board of Directors, to a brokerage firm (“Captive Broker”) designated by the Chief Financial Officer of the Company an authorization ("Authorization"):

    (i)        stating the amount to be deducted regularly from his or her pay;

    (ii)    authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan;

    (iii)    specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Section 11 hereof; and

    (iv)    at the discretion of the employee in accordance with Section 14, designating a beneficiary who is to receive any Common Stock and/or cash in the event of his or her death.

Such Authorization must be received by the Captive Broker at least ten (10) business days or such shorter time period as determined by the Company it is sole discretion before an Offering Commencement Date.

    (b)    The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid or otherwise credited thereon. Participating employees may not make any separate cash payments into their account.
    (c)    Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by following the process mandated by the Company or the Captive Broker. Such new Authorization must be executed at least (10) business days or such shorter time period as determined by the Company it is sole discretion before the date of such next Offering Commencement Date.

7.    Maximum Amount of Payroll Deductions.

    An employee may authorize payroll deductions in any whole percentages up to but not more than ten percent (10%) of his or her base pay in effect at each offering commencement date; and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, reimbursements and any other special payments.

8.    Unused Payroll Deductions.

    Only full shares of Common Stock may be purchased. Any balance remaining in an employee's account after a purchase will be reported to the employee and will, in the sole discretion of the Company, either be (i) carried forward to the next Offering Period or (ii) refunded to the employee in the next applicable payroll period. However, in no event will the amount of the unused payroll deductions carried forward exceed the Option Exercise Price per share for the immediately preceding Offering Period unless 500 shares of Common Stock have been purchased during the Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.    Change in Payroll Deductions.

    Deductions may be decreased only once during an Offering Period and no increases will be permitted during an Offering Period.

10.     Withdrawal from the Plan.

    (a)    An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date by notifying the Captive Broker at least five (5) business days, or such other time as the Company or the Captive Broker may require, prior to the Offering Termination Date, in which event the Company will promptly refund without interest the entire balance of such employee's deductions not theretofore used to purchase Common Stock under the Plan.

    (b)    If employee withdraws from the Plan, the employee's rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must re-enroll through the Captive Broker at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date. Notwithstanding the foregoing, employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

11.    Issuance of Stock.

    The Company shall in its sole discretion either (i) deliver a certificate or certificates representing the Certificates for Common Stock issued to participants that will be delivered as soon as practicable after each Offering Period or (ii) issue the Common Stock in book entry form, registered in the name of the employee with the Captive Broker. Common Stock purchased under the Plan will be issued only in the name of the employee, or in the case of employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the employee's Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.    No Transfer or Assignment of Employee's Rights.

    An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Section 13 in the event of an employee's death.

13.    Termination of Employee's Rights.

    (a)    Except as set forth in the last paragraph of this Section 13, an employee's rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

    (b)    If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

    (c)    Upon termination of the participating employee's employment because of death, the employee's beneficiary (as defined in Section 14) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his designee prior to the expiration of the thirty (30) day period (or such shorter period if the next Offering Termination Date is less than 30 days after the employee’s death) commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee's account under the Plan, or (ii) to exercise the employee's option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee's death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee's account at the date of the employee's death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Section 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Chief Financial Officer of the Company or his designee (including without limitation, the Captive Broker), the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee's account at the date of the employee's death and the same will be paid promptly to said beneficiary, without interest.

14.    Designation of Beneficiary.

    A participating employee may file with the Captive Broker a designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time with the Captive Broker or by written notice to the Company. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.    Termination and Amendments to Plan.

    (a)    The Plan may be terminated at any time by the Company's Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

    (b)    The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Sections 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan; provided, further, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of the Plan and certain amendments thereto, any such amendment which (a) materially increases the number of shares of Common Stock which may be issued under the Plan, (b) materially increases the benefits accruing to participants in the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval.

16.    Sale of Stock Purchased Under the Plan and Tax Withholding.

    (a)    In order to comply with certain tax requirements, all US employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.
    (b)    To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company or its participating subsidiary may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee, or from shares that would otherwise be issued to the participating employee hereunder or employee may provide the Company with funds sufficient to cover such taxes. Any participating US employee who sells or otherwise transfers shares purchased under the Plan, through means other than the Captive Broker, within two (2) years after the beginning of the Offering Commencement Period in which the shares were purchased must within thirty (30) days of such transfer notify the Chief Financial Officer of the Company or his designee in writing of such transfer.

17.    Company's Payment of Expenses Related to Plan.

    The Company will bear all costs of administering and carrying out the Plan; provided, however, that a participating employee shall be solely responsible for brokerage commissions related to his or her purchases and sales hereunder.

18.    Participating Subsidiaries.

    The term "participating subsidiaries" shall mean any United States or foreign subsidiary of the Company, unless otherwise excluded from participating in the Plan by the Committee (as defined in Section 19). The Committee shall have the power to make such determination before or after the Plan is approved by the stockholders.
19.    Administration of the Plan.

    (a)    The Plan shall be administered by a committee of "disinterested" directors as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company, which shall be the Company's Compensation Committee (the "Committee"). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

    (b)    The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

    (c)    No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

    (d)     With respect to employees of the Company and its participating subsidiaries who are employed outside of the United States and subject to the laws of a foreign jurisdiction, the Committee may make such adjustments to the terms and conditions of the options or offerings hereunder (including adjustments that are less favorable than the requirements that would apply to employees of the Company and or its subsidiaries located in the United States) as necessary to comply with the laws of a foreign jurisdiction. In the event that (i) the Committee determines that the laws of a foreign jurisdiction would prohibit the issuance of an option or offering hereunder; or (ii) compliance with the laws of a foreign jurisdiction would result in the Plan violating the requirements of Section 423 of the Code, then the Committee may in its discretion exclude employees of the Company’s foreign subsidiary from participating in the Plan.

20.    Shareholder Status/Employment.

    (a)    Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

    (b)    Neither the Plan or any option granted hereunder confers upon any employee the right to continued employment with the Company or any of its participating subsidiaries, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating subsidiaries to terminate the employee’s employment at any time, unless otherwise restricted by a separate written agreement between the Company and employee.

21.    Application of Funds.

    The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees' payroll deductions.

22.    Governmental Regulation.

    (a)    The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

    (b)    In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.    Transferability.

    Neither payroll deductions credited to an employee's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

24.    Effect of Changes of Common Stock.

    If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.    Merger or Consolidation.

    If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its sole and absolute discretion, either (i) terminate the Plan and refund without interest the entire balance of each participating employee's payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Section 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.    Approval of Stockholders.
This plan was originally adopted by the Board of Directors on November 1, 2011 and approved by stockholders on March 6, 2012. The plan was amended by the Board of Directors on December 16, 2015 and approved by stockholders on March 2, 2016. The plan was further amended by the Board of Directors on December 8, 2022 and approved by stockholders on March 9, 2023.